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                                                                    EXHIBIT 10.5

                                  VIACELL INC.

August 1, 2005

Anne Marie Cook
78 Walnut Street
Braintree, MA  02184

Dear Anne Marie,

On behalf of ViaCell, Inc. (the "Company"), I am pleased to extend an offer of employment to you. You have made an outstanding impression throughout the interview process, and we feel confident that you will become a valuable asset to the company. Information about ViaCell as well as the details of our offer of employment are summarized below.

VIACELL MISSION     To provide the highest quality cellular medicines for the
                    treatment of human diseases.

VIACELL CULTURE     We are dedicated to delivering revolutionary medicines
                    through development of important new therapeutic applications. Every day you will be contributing to a technology that is enriching of the lives of people in the future. We hire innovative thinkers, with the skills and capabilities to thrive on a high quality, success driven team.

POSITION General Counsel and Senior Vice President of Legal reporting to Marc Beer, Chief Executive Officer. This position is a key factor in ViaCell's continued success, and I am confident that it will be an exciting opportunity for you as well.

COMPENSATION        The starting base salary for this position for the 2005
                    fiscal year will be $280,000 per year payable in bi-weekly installments of $10,769.23. For the 2005 fiscal year and thereafter, this base salary shall be subject to adjustment.
                    Currently our standard annual salary review process occurs each January for senior management.

                    In addition, you will be eligible to participate in the Management Bonus Plan at an annual target of 35% of your base salary, payable annually based on agreed to company and individual performance objectives. Eligibility will begin on your start date and will be prorated for 2005. Your bonus payout is determined based on achievement of both corporate and individual goals.

STOCK OPTIONS       As an incentive for you to participate in the Company's
                    future growth, you will receive, subject to approval by our Board of Directors, options to purchase up to 75,000 shares of our Common Stock (the "Options"). The Options will be incentive stock options ("ISO's") to the extent allowable under the Internal

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Anne Marie Cook
August 1, 2005
Page 2

                    Revenue Code. The exercise price of the Options equals the fair market value of our Common Stock as determined by the Board of Directors on the date of grant approval. The Options will vest quarterly over four years beginning on the last day of the first quarter after the date of commencement of your employment. The Options will be granted under the Company's 1998 Equity Incentive Plan pursuant to an ISO certificate or non statutory stock option ("NSO") certificate, as appropriate, shall have a term of ten years and contain such additional terms as shall be determined by the Board of Directors of the Company or the Compensation Committee thereof.

ADDITIONAL          ViaCell will provide for twelve (12) months' severance pay
EMPLOYMENT          in the event of involuntary termination without cause or
TERMS               voluntary termination for good reason. If the Company shall terminate your employment without "cause" or if you
                    terminate your employment for "good reason," then ViaCell
                    will continue paying your base salary and medical and dental benefit contributions for a period of twelve (12) months in accordance with its regular payroll practices at such time.
                    The term "cause" as used here means (i) your continued
                    failure to substantially perform your duties provided you
                    are reasonably notified of such failure and given reasonable time to correct such failure, (ii) any misappropriation of funds, properties or assets of the Company by you, (iii) any damage or destruction of any property or assets of the
                    Company caused by you, whether resulting from your willful actions or willful omissions or gross negligence; (iv) your being convicted of a felony; or (v) any material breach of your employment obligations or of the Intellectual Property and Confidential Information Agreement. The term "good
                    reason" as used here means any action by the Company without your prior consent which results in (i) any material
                    diminution in your title, position, duties, responsibilities or authority; or (ii) any breach by the Company of any
                    material provision contained herein.
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Anne Marie Cook
August 1, 2005
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CHANGE OF CONTROL   Upon a Change of Control with the Company, if the company
                    terminates your employment without "cause" within twelve months of the change in control or you voluntarily resign for "good reason", all options granted as of that date shall become fully vested and exercisable and ViaCell will continue paying your base salary and benefits for a period of twelve (12) months following the date of termination. The options will continue to be subject to the grant provisions under the 1998 Plan. A "Change in Control" shall mean: (i) a merger, consolidation or similar combination after which 50% or more of the voting stock of the surviving corporation is held by persons who were not stockholders of the Company immediately prior to such merger or combination; (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions; or (iii) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires beneficial ownership
                    (determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company 's stockholders.

BENEFITS Because we care about the well being of our employees, we are pleased to provide you with a comprehensive offering of benefits. Our benefits currently include medical, dental, life insurance, 401k, three weeks vacation (accrued monthly and pro-rated during your first calendar year of employment), balance benefit, educational assistance and flexible-spending accounts. Additional information about these benefits is outlined in the enclosed summary.

                    You will be entitled to an additional two weeks of vacation beyond our standard benefit package.

ELIGIBILITY FOR     The Immigration Reform and Control Act of 1986 requires
EMPLOYMENT          ViaCell to review documentary evidence that you are eligible for employment. This requirement applies to US citizens, as well as foreign nationals. A list of approved documents that are acceptable as verification of employment eligibility are listed on page two of the I-9 form which will be included with your orientation packet. Please bring the appropriate documents with you on your first day of employment.

EMPLOYMENT          While we look forward to a long and mutually beneficial
RELATIONSHIP        relationship, you acknowledge that this letter does not
                    constitute a contract of employment for any particular period of time and does not affect the at-will nature of the employment relationship with the company. Either you or ViaCell have the right to terminate your employment at any time.

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Anne Marie Cook
August 1, 2005
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We are very excited about the future of ViaCell and believe that the opportunities presented will allow you significant personal and professional growth. If you have any questions or concerns, please do not hesitate to contact me anytime. We look forward to having you join our team!

Sincerely,

/s/ Marc D. Beer
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Marc Beer
Chief Executive Officer

Please acknowledge your acceptance of this offer by signing a copy of this document along with the Agreement Related to Intellectual Property and Confidential Information and Code of Ethics, and faxing all to Kathleen Hayes at 617-577-9045. This offer will remain in effect for a period of seven (7) calendar days from the date of this letter.

/s/ Anne Marie Cook                    August 2, 2005
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Signature                              Date